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                                                                Exhibit (j)(iii)

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Post Effective Amendment No. 42 Form N-1A filing of our auditors' report dated February 22, 2002 on the financial statements of the Fifth Third Micro Cap Value Fund, Fifth Third Multi Cap Value Fund, Fifth Third Worldwide Fund and Fifth Third Strategic Income Fund, and to all references to our Firm included in or made a part of this Post Effective Amendment No. 42 Form N-1A.

Arthur Andersen LLP
/s/ Arthur Andersen LLP

Cincinnati, Ohio,
April 19, 2002